PUMA GLOBAL TRUST NO. 4 QUARTERLY SERVICING REPORT
IN RESPECT OF THE QUARTERLY PERIOD FROM 14 OCTOBER 2003 TO 11 JANUARY 2004

NOTE INFORMATION

	Class A Notes	A$ Class B Notes

Original Principal Balance of each class of Note at the time of their issue	US$1,200,000,000	A$57,500,000
Principal Balance of each class of Note at the end of the immediately preceding Quarterly Payment Date	US$1,200,000,000	A$57,500,000
Amount to be applied towards payment of principal on each class of Note on this Quarterly Payment Date	US$54,711,120	A$0
Principal Balance of each class of Note after payments referred to above have been applied	US$1,145,288,880	A$57,500,000
Note Factor at the end of the Quarterly Payment Date	0.95440740	1.00000000
Amount to be applied towards payment of interest on each class of Note on this Quarterly Payment Date	US$4,020,000	A$823,988
LIBOR / BBSW in respect of this quarterly period	1.15000%	4.9617%
Rate of interest payable on each class of Note in respect of this quarterly period	1.34000%	5.8117%
SUBORDINATION LEVELS
Moody’s indicative required subordination level at time of issue	2.38%
Standard & Poor’s indicative required subordination level at time of issue	1.90%
Initial Subordination Level provided on the Closing Date	3.02%
Actual Subordination Level on this Quarterly Payment Date	3.16%
A$ REDRAW NOTES AND A$ SUBORDINATED NOTES
As at 2 January 2004 no A$ Redraw Notes or additional A$ Class B Notes have been issued
REDRAW FACILITY
Redraw Facility Limit as at 2 January 2004	A$10,000,000
Redraw Facility Principal at the commencement of this Quarterly Payment Date	A$250,000
Redraw Facility Principal at the end of this Quarterly Payment Date	A$250,000
Redraw Facility Principal repaid during the quarterly period	A$0
Aggregate Subordinate Funded Further Advance Amounts in relation to the Quarterly Payment Date	A$25,369
Interest paid on Redraw Facility Principal during the quarterly period	A$1,027
PRINCIPAL CASH BALANCE IN AUD
Principal Cash Balance at the commencement of this Quarterly Payment Date	A$9,508,270
Principal Cash Balance at the end of this Quarterly Payment Date	A$9,097,410
INCOME RESERVE IN AUD
Income Reserve at the commencement of this Quarterly Payment Date	A$0
Income Reserve at the end of this Quarterly Payment Date	A$0
COLLECTION INFORMATION IN AUD
Collections (1) held by the Trustee in relation to this Quarterly Payment Date	A$123,368,195
Less : Principal Cash Balance at the end of the Quarterly Payment Date	A$9,097,410
Less : Income Reserve at the end of the Quarterly Payment Date	A$0

Collections (other than Principal Cash Balance and Income Reserve) at the end of the Quarterly Payment Date	A$114,270,785
Less : Collections to be applied towards repayment of Redraw Facility Principal on the Quarterly Payment Date	A$0
Less : Collections to be applied towards payment of Expenses of the Trust in respect of this quarterly period	A$30,099,831

Collections to be applied towards repayment of US$ Notes on the Quarterly Payment Date	A$84,170,954

Principal Collections (net of redraws) in relation to this Quarterly Payment Date	A$84,170,954
Less : Principal Collections applied or retained by the Trust to be applied towards the acquisition of substitute housing loans	A$0
Less : Principal Collections to be applied towards repayment of Redraw Facility Principal on the Quarterly Payment Date	A$0

Principal Collections to be applied towards repayment of US$ Notes on the Quarterly Payment Date	A$84,170,954

US$ Equivalent of Principal Collections to be applied towards repayment of US$ Notes on the Quarterly Payment Date	US$54,711,120

(1) The Collections figure shown is net of amounts applied or to be applied towards the acquisition of substitute housing loans and the funding of Redraws

PUMA GLOBAL TRUST NO. 4 QUARTERLY SERVICING REPORT IN RESPECT OF
THE QUARTERLY PERIOD FROM 14 OCTOBER 2003 TO 11 JANUARY 2004 (continued)

HOUSING LOAN POOL INFORMATION IN AUD

	Number of Housing	Number of Housing	Maximum Current	Minimum Current
	Loans	Loan Accounts	Housing Loan Balance	Housing Loan Balance

Amount as at the close of business on the seventh business day prior to this Quarterly Payment Date	9,030	10,679	A$1,050,000	A$0

	Weighted Average	Weighted Average
	Original	Current	Maximum Original	Total Valuation of the
	Loan-to-Value Ratio	Loan-to-Value Ratio	Loan-to-Value Ratio	Security Properties

Amount as at the close of business on the seventh business day prior to this Quarterly Payment Date	74.72%	70.82%	95.00%	A$2,919,555,587

		Outstanding Balance	Outstanding Balance
	Outstanding Balance of	of Fixed	of Variable	Average Current
	Housing Loans	Rate Housing Loans	Rate Housing Loans	Housing Loan Balance

Amount as at the close of business on the seventh business day prior to this Quarterly Payment Date	A$1,810,385,303	A$122,551,903	A$1,687,833,400	A$200,486

Weighted Average
	Maximum Remaining	Remaining	Weighted Average
	Term To Maturity	Term to Maturity	Seasoning

Amount as at the close of business on the seventh business day prior to this Quarterly Payment Date	357 months	345 months	15 months

Aggregate outstanding balance
of loans on which a
Further Advance was made
	Aggregate amount of Further	Average amount of Further	immediately prior to the
	Advances made	Advances made per loan	Further Advances being made

Further Advances (not being subordinated further advances) made during the period from 1 October 2003 to 1 January 2004	A$8,029,294	A$47,793	A$34,837,188

DELINQUENCY INFORMATION

As at the opening of business on January 1, 2004.

			Outstanding Balance of	Percentage of Pool by
	Number of	Percentage of	the Applicable Delinquent	Outstanding Balance of
	Housing Loans	Pool by number	Housing Loans	Housing Loans

30 - 59 days	47	0.44%	A$14,066,626	0.78%
60 - 89 days	10	0.09%	A$2,389,643	0.13%
90 - 119 days	5	0.05%	A$1,159,170	0.06%
Greater than 120 days	1	0.01%	A$360,933	0.02%

Total Arrears	63	0.59%	A$17,976,372	0.99%

MORTGAGE INSURANCE CLAIMS INFORMATION

Details provided are in respect of the period since the Closing Date to the opening of business on January 1, 2004.

Amount of mortgage insurance claims made:	A$0
Amount of mortgage insurance claims paid:	A$0
Amount of mortgage insurance claims pending:	A$0
Amount of mortgage insurance claims denied:	A$0